Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-99647 on Form SB-2 and Nos. 333-102203 and 333-143194 on Form S-8 of  Somerset Hills Bancorp of our report dated March 26, 2010 which is incorporated by reference in the Annual Report on Form 10-K of Somerset Hills Bancorp for the year ended December 31, 2009.

Crowe Horwath LLP

Livingston, New Jersey
March 26, 2010